Exhibit 10.1

PERFORMANCE SHARE AWARD

PURSUANT TO THE GLOBAL AVIATION HOLDINGS INC.

AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN

This PERFORMANCE SHARE AWARD (the “Award”) is made and entered into as of the Grant Date by and between GLOBAL AVIATION HOLDINGS INC. (the “Company”), a company organized under the laws of the State of Delaware; and                                                      (the “Employee”).

Upon and subject to the provisions of the Global Aviation Holdings Inc. Amended and Restated 2009 Long-Term Incentive Plan (the “Plan”) and the Additional Terms and Conditions attached hereto and incorporated herein by reference as part of this Award, the Company hereby awards as of the Grant Date to the Employee the Performance Shares described below pursuant to the Plan in consideration of the Employee’s services to the Company.

A.                                   Grant Date:  March 31, 2011.

B.                                     Plan (under which the Award is granted):  The Global Aviation Holdings Inc. Amended and Restated 2009 Long-Term Incentive Plan.

C.                                     Performance Shares:                   Performance Shares.  Each Performance Share represents the Company’s unsecured obligation to issue, subject to satisfaction of the Performance Goal, one (1) share of the Company’s common stock (“Common Stock”), subject to adjustment as provided in the attached Additional Terms and Conditions.

D.                                    Performance Goal:  The Performance Goal is achieved if “EBITDAR” (i.e., earnings determined before interest, taxes, depreciation, amortization and rent) of the Company and its subsidiaries determined on a consolidated basis pursuant to Generally Accepted Accounting Principles for the Company’s 2011 fiscal year (the “Performance Period”) is at least $                                      .

E.                                      Restricted Shares.  Restricted Shares are the shares of Common Stock issued to the Employee in satisfaction of the Performance Share rights of the Employee described in Paragraph C. above.

IN WITNESS WHEREOF, the Company and the Employee have executed this Award as of the Grant Date set forth above.

GLOBAL AVIATION HOLDINGS INC.

By:
Brian S. Gillman
Title:	Sr. Vice President, General Counsel

ADDITIONAL TERMS AND CONDITIONS TO THE

PERFORMANCE SHARE AWARD PURSUANT TO THE

GLOBAL AVIATION HOLDINGS INC.

AMENDED AND RESTATED 2009 LONG-TERM INCENTIVE PLAN

1.                                       Determination of Shares of Common Stock Payable.

(a)                                  Committee’s Certification and Determination.  As soon as practicable following the receipt by the Committee of the Company’s audited financial statements for the Performance Period, the Committee shall certify in writing whether the Performance Goal has been satisfied and shall determine the number of Restricted Shares issuable based upon the number of Performance Shares awarded to the Employee, as adjusted, if applicable, in accordance with Section 9.  The Committee’s determination shall be final, conclusive, and binding upon the Employee and the Company.

(b)                                 Issuance of Common Stock Earned.  The Restricted Shares issued with respect to Performance Shares shall be issued to Employee as soon as administratively practicable after the certification and determination by the Committee of the number of shares earned, but in any event, shall be issued no later than the date that is two and one-half months from the end of (i) the Employee’s tax year in which the Performance Period ends, or (ii) the Company’s tax year in which the Performance Period ends, whichever occurs later, in accordance with Treas. Reg. Section 1.409A-1(b)(4)(i) (or any successor guidance); provided, however, that if, due to unforeseeable events, it is administratively impracticable to issue the shares of Common Stock within the time period provided in this Section 1(b) or issuing the shares within the time period provided in this Section 1(b) would jeopardize the solvency of the Company in any way, the shares shall be issued as soon as reasonably practicable in accordance with Treas. Reg. Section 1.409A-1(b)(4)(ii) (or any successor guidance).

2.                                       Vesting of Performance Shares.  If the Employee’s employment with the Company (and its Affiliates) terminates prior to the end of the Performance Period for any reason, the Performance Shares shall be forfeited by the Employee immediately upon such Termination of Employment and no Restricted Shares shall be issued to the Employee.

3.                                       Vesting of Restricted Shares.   The Restricted Shares shall become vested, as and to the extent indicated below, only if the “Service Condition,” as specified below, is satisfied.

Percentage of Restricted Shares
Vesting Dates	which are Vested Shares

Prior to first anniversary of the Grant Date	0%
First anniversary of the Grant Date	33 1/3%
Second anniversary of the Grant Date	66 2/3%
Third anniversary of the Grant Date	100%

The Employee shall become vested in the percentage of Restricted Shares indicated above if the Employee remains continuously employed with the Company or any Affiliate through the applicable Vesting Date described above.  No credit shall be given for any partial period of service between Vesting Dates.

Notwithstanding the foregoing, the Service Condition will be deemed satisfied to the extent provided in any employment agreement between the Employee and the Company (or any Affiliate) that is in effect upon the effective date of the Employee’s Termination of Employment.

The Restricted Shares which have satisfied (or are deemed to have satisfied) the Service Condition are herein referred to as the “Vested Shares.”  Any portion of the Restricted Shares which have not become Vested Shares in accordance with this Section 3 before or at the time of Employee’s Termination of Employment with the Company and all of its Affiliates shall be forfeited.

4.                                       Condition to Delivery of Restricted Shares.

(a)                                  Employee must deliver to the Company, within two (2) business days after the earlier of (i) a Vesting Date, or (ii) the date the Employee makes an election pursuant to Section 83(b) of the Internal Revenue Code as to all or any portion of the Restricted Shares, either cash or a certified check payable to the Company in the amount of all tax withholding obligations (whether federal, state or local) imposed on the Company by reason of the vesting of the Restricted Shares, or the making of an election pursuant to Section 83(b) of the Internal Revenue Code, as applicable, except as provided in Section 4(b).

(b)                                 If the Employee does not make an election pursuant to Section 83(b) of the Internal Revenue Code, in lieu of paying the withholding tax obligations in cash or by certified check as required by Section 1(a), Employee may elect (the “Withholding Election”) to have the actual number of shares of Common Stock that become Vested Shares reduced by the smallest number of whole shares of Common Stock which, when multiplied by the Fair Market Value of the Common Stock determined as of the Vesting Date, is sufficient to satisfy the amount of the tax withholding obligations imposed on the Company by reason of the vesting of the Restricted Shares on the applicable Vesting Date.  Employee may make a Withholding Election only if all of the following conditions are met:

(i)                                     the Withholding Election must be made on or prior to the Vesting Date by executing and delivering to the Company a properly completed Notice of Withholding Election, in substantially the form of Exhibit A attached hereto; and

(ii)                                    any Withholding Election made will be irrevocable; however, if the Vesting Date is not attributable to a Change in Control, the Committee (as defined in the Plan) may, in its sole discretion, disapprove and give no effect to any Withholding Election.

(c)                                  Unless and until the Employee provides for the payment of the tax withholding obligations in accordance with the provisions of this Section 4, the Company shall have no obligation to deliver any of the Vested Shares and may take any other actions necessary to satisfy such obligations, including withholding of appropriate sums from other amounts payable to the Employee.  If the shares of Common Stock are being traded by brokers and the Employee is not a “director” or “executive officer”, within the meaning of Section 13(k) of the Securities Exchange Act of 1934 (Section 402 of the Sarbanes-Oxley Act of 2002), at the time tax withholding obligations become due, at the request of the Employee, the Committee may make, or authorize the making of, such arrangements with the Employee and a broker, dealer or other “creditor” (as defined by Regulation T issued by the Board of

Governors of the Federal Reserve System) acting on behalf of the Employee for the receipt from such broker, dealer or other “creditor” of cash by the Company in an amount necessary to satisfy the Employee’s tax withholding obligations in exchange for delivery of a number of Vested Shares directly to the broker, dealer or other “creditor” having a value equal to the cash delivered.

5.                                       Issuance of Restricted Shares.

(a)                                  The Company shall issue the Restricted Shares as of the Grant Date in either manner described below, as determined by the Committee in its sole discretion:

(i)                                     by the issuance of share certificate(s) evidencing Restricted Shares to the Secretary of the Company or such other agent of the Company as may be designated by the Committee or the Secretary (the “Share Custodian”); or

(ii)                                  by documenting the issuance in uncertificated or book entry form on the Company’s stock records.

Evidence of the Restricted Shares either in the form of share certificate(s) or book entry, as the case may be, shall be held by the Company or Share Custodian, as applicable, until the Restricted Shares become Vested Shares in accordance with the Vesting Schedule.

(b)                                 If the shares of Common Stock are registered under the Securities Act of 1933, as amended (the “Securities Act”) and the Employee is determined by the Committee to be an “affiliate” of the Company, as such term is defined in Rule 144 (“Rule 144”) under the Securities Act, the Restricted Shares (and the Vested Shares resulting therefrom) shall be evidenced only by physical share certificates.

(c)                                  When the Restricted Shares become Vested Shares, the Company or the Share Custodian, as the case may be, shall deliver the Vested Shares to the Employee or, at the Company’s election, to a broker designated by the Company (the “Designated Broker”) by either physical delivery of the share certificate(s) or book entry transfer, as applicable, for the benefit of an account established in the name of the Employee, in either case, after, to the extent applicable, payment by the Employee of the tax withholding obligations pursuant to Section 4(a) and/or reduced by any Vested Shares withheld and returned to the Company pursuant to Section 4(b) above or delivered to a broker, dealer or other “creditor” as contemplated by Section 4(c) above (such reduced number of Vested Shares are referred to in this Section 5(c) as the “Net Vested Shares”).  If the number of Vested Shares includes a fraction of a share, neither the Company nor the Share Custodian shall be required to deliver the fractional share to the Employee, and the Company shall pay the Employee the amount determined by the Company to be the estimated fair market value therefor.  At any time after receipt by the Designated Broker, the Employee may require that the Designated Broker deliver the Net Vested Shares to the Employee pursuant to such arrangements or agreements as may exist between the Designated Broker and the Employee.

(d)                                 In the event that the Employee forfeits any of the Restricted Shares, the Company shall cancel the issuance on its stock records and, if applicable, the Share Custodian shall promptly deliver the share certificate(s) representing the forfeited shares to the Company.

(e)                                  Employee hereby irrevocably appoints the Share Custodian, and any successor thereto, as the true and lawful attorney-in-fact of Employee with full power and authority to execute any stock transfer power or other instrument necessary to transfer any Restricted Shares to the Company in accordance with this Award, in the name, place, and stead of the Employee.  The term of such appointment shall commence on the Grant Date of this Award and shall continue until the last of the Restricted Shares are delivered to the Employee as Vested Shares or are returned to the Company as forfeited Restricted Shares or as Vested Shares withheld and returned to the Company pursuant to Section 4(b), as provided by the applicable terms of this Award.

(f)                                    Until the Restricted Shares become Vested Shares, the Employee shall be entitled to all rights applicable to holders of shares of Common Stock including, without limitation, the right to vote such shares and to receive dividends or other distributions thereon as provided by Section 6, except as otherwise expressly provided in this Award.

(g)                                 In the event the number of shares of Common Stock is increased or reduced as a result of a subdivision or combination of shares of Common Stock or the payment of a stock dividend or any other increase or decrease in the number of shares of Common Stock or other transaction such as a merger, reorganization or other change in the capital structure of the Company, the Employee agrees that any certificate representing shares of Common Stock or other securities of the Company issued as a result of any of the foregoing shall be delivered to the Share Custodian or recorded in book entry form, as applicable, and shall be subject to all of the provisions of this Award as if initially granted hereunder.

6.                                       Dividends.  The Employee shall be entitled to dividends or other distributions paid or made on Restricted Shares but only as and when the Restricted Shares to which the dividends or other distributions are attributable become Vested Shares.  Dividends paid on Restricted Shares will be held by the Company and transferred to the Employee, without interest, on such date as the Restricted Shares become Vested Shares.  Dividends or other distributions paid on Restricted Shares that are forfeited shall be retained by the Company.

7.                                       Restrictions on Transfer of Restricted Shares.

(a)                                  General Restrictions.  Except as provided by this Award, the Employee shall not have the right to make or permit to exist any transfer or hypothecation, whether outright or as security, with or without consideration, voluntary or involuntary, of all or any part of any right, title or interest in or to any Performance Shares or Restricted Shares.  Any such disposition not made in accordance with this Award shall be deemed null and void.  The Company will not recognize, or have the duty to recognize, any disposition not made in accordance with the Plan and this Award, and any Performance Shares or Restricted Shares so transferred will continue to be bound by the Plan and this Award.  The Employee (and any subsequent holder of Performance Shares or Restricted Shares) may not sell, pledge or otherwise directly or indirectly transfer (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in or any beneficial interest in any Performance Shares or Restricted Shares except pursuant to the provisions of this Award.  Any sale, pledge or other transfer (or any attempt to effect the same) of any Performance Shares or Restricted Shares in violation of any provision of the Plan or this Award shall be void, and the Company shall not record such transfer, assignment, pledge or other disposition on its books or treat any purported transferee or pledgee of such Performance Shares or Restricted Shares as the owner or pledgee of such Performance Shares or Restricted Shares for any purpose.

(b)                                 Certain Permitted Transfers.  The restrictions contained in this Section 7 will not apply with respect to transfers of Performance Shares or Restricted Shares pursuant to applicable laws of descent and distribution; provided that the restrictions contained in this Section 7 will continue to be applicable to the Performance Shares or Restricted Shares, as applicable, after any such transfer; and provided further that the transferee(s) of such Performance Shares or Restricted Shares must agree in writing to be bound by the provisions of the Plan and this Award.

8.                                       Additional Restrictions on Transfer.

(a)                                  In addition to any legends required under applicable securities laws, the certificates representing the Restricted Shares shall be endorsed with the following legend and the Employee shall not make any transfer of the Restricted Shares without first complying with the restrictions on transfer described in such legend:

TRANSFER IS RESTRICTED

THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND FORFEITURE PROVISIONS WHICH ALSO APPLY TO THE TRANSFEREE AS SET FORTH IN A PERFORMANCE SHARE AWARD, DATED MARCH 31, 2011, A COPY OF WHICH IS AVAILABLE FROM THE COMPANY.

(b)                                 Opinion of Counsel.  No holder of Restricted Shares may sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in or any beneficial interest in any Restricted Shares, except (i) pursuant to an effective registration statement under the Securities Act or (ii) in a transaction that fully complies with Rule 144, without first delivering to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such transfer.

9.                                       Change in Capitalization.

(a)                                  The number and kind of shares issued with respect to Performance Shares shall be proportionately adjusted to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or combination of shares, or the payment of a stock dividend in shares of Common Stock to holders of outstanding shares of Common Stock or any other increase or decrease in the number of shares of Common Stock outstanding that is effected without receipt of consideration by the Company.  No fractional shares shall be issued in making such adjustment.

(b)                                 In the event of a merger, consolidation, extraordinary dividend (including a spin-off), reorganization, recapitalization, sale of substantially all of the Company’s assets, other material change in the capital structure of the Company, or a tender offer for shares of Common Stock, or a Change in Control, the Committee shall take such action to make such adjustments with respect to the Common Stock which would be issuable with respect to the Performance Shares as are appropriate to convert the Common Stock into the same consideration per share of Common Stock that applies to the Common Stock holders of the Company, including, without limitation, adjusting the number and class of securities subject to the Award, or substituting cash, other securities, or other property to replace the Award; provided that such consideration shall continue to be subject to the provisions of this Award.

(c)                                  All determinations and adjustments made by the Committee pursuant to this Section will be final and binding on the Employee. Any action taken by the Committee need not treat all recipients of awards under the Plan equally.

(d)                                 The existence of the Plan and the Award shall not affect the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or part of its business or assets, or any other corporate act or proceeding.

10.                                 Piggyback Registration.

(a)                                  Initial Public Offering.  If the Company determines to register its Common Stock in an initial public offering utilizing Form S-1, the Company will promptly give to the Employee a written notice thereof and include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Restricted Shares and Vested Shares (including any capital stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of the Restricted Shares and Vested Shares) specified in a written request made by the Employee within thirty (30) days after the Employee’s receipt of the written notice from the Company, except as set forth in Section 10(b) below.  Such written request may specify all or a part of the Restricted Shares and Vested Shares for inclusion in such registration and any underwriting.

(b)                                 Underwritten Offering.  If the registration pursuant to this Section 10 involves an underwritten offering of the securities being registered, whether or not for sale for the account of the Company, to be distributed on a firm commitment basis by or through one or more underwriters of recognized national or regional standing under underwriting terms appropriate for such a transaction, the Company will so advise the Employee as a part of the written notice given pursuant to Subsection (a).  In such event, the right of the Employee to registration pursuant to this Section 10 will be conditioned upon the Employee’s participation in such underwriting and the inclusion of the Restricted Shares and Vested Shares designated by the Employee in the underwriting to the extent provided herein.  If such Restricted Shares and Vested Shares are to be included in such registration, the Employee will (together with the Company and the other shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for underwriting by the Company.  Notwithstanding any other provision of this Section 10, if the representative determines in good faith that marketing factors require a limitation on the number of shares to be underwritten, the Company will so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting will be allocated in the following manner:  the number of securities that may be included in the registration and underwriting by the Employee and each of the other shareholders will be reduced, on a pro rata basis (based on the number of shares held by such holder), by such minimum number of shares as is necessary to comply with such limitation.  If the Employee or any of the other shareholders disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by prompt written notice to the Company and the underwriter.  Any Restricted Shares and Vested Shares or other securities excluded or withdrawn from such underwriting will be withdrawn from such registration.

(c)                                  Expenses of Registration.  All expenses incurred in connection with any registration, qualification or compliance pursuant to this Section 10 will be borne by the Company, and all sales commissions will be borne by the Employee pro rata on the basis of the number of the Restricted Shares and Vested Shares so registered as compared to the total shares of Common Stock so registered.

(d)                                 Registration Procedures.  The Company will keep the Employee advised in writing as to the progress and completion of the registration.

11.                                 Lock-up Agreement. The Employee hereby agrees that he will not, directly or indirectly, sell, offer, contract to sell, grant of options for the purchase of, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise dispose of any Vested Shares during the thirty (30) days prior to and the one hundred eighty (180) days (or any shorter period permitted by the managing underwriter) after the effectiveness of any underwritten public offering, except as part of such underwritten public offering or if otherwise permitted by the Company; provided, all similarly situated shareholders become subject to the same restrictions.  The Employee hereby agrees to execute and deliver any additional document or acknowledgement reflecting the foregoing provisions or containing similar restrictions as may be requested by the Company or its managing underwriters in connection with the initial public offering of Common Stock.  The Company may place a legend on any stock certificates representing Vested Shares and may impose stop-transfer instructions with respect to the Vested Shares in order to enforce the foregoing restrictions.  The provisions of this Section 11 will terminate upon the completion of any Public Sale.

12.                                 Governing Laws.  This Award shall be construed, administered and enforced according to the laws of the State of Delaware; provided, however, no Common Stock shall be issued except, in the reasonable judgment of the Committee, in compliance with exemptions under applicable state securities laws of the state in which Employee resides, and/or any other applicable securities laws.

13.                                 Successors.  This Award shall be binding upon and inure to the benefit of the heirs, legal representatives, successors, and permitted assigns of the parties.

14.                                 Notice.  All notices, requests, waivers and other communications required or permitted hereunder shall be in writing and shall be either personally delivered, sent by facsimile or by reputable overnight courier service or mailed by first class mail, return receipt requested, to the recipient at the address below indicated:

If to the Company:                                             Global Aviation Holdings Inc.

HLH Building

101 World Drive

Peachtree City, GA  30269

Attn:  Chief Executive Officer

If to the Employee:

101 World Drive

Peachtree City, GA  30269

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.  All such notices, requests, waivers and other communications shall be deemed to have been effectively given:  (a) when personally delivered to the party to be notified; (b) when sent by confirmed facsimile to the party to be notified; (c) five (5) business days after deposit in the United States Mail postage prepaid by certified or registered mail with return receipt requested at any time other than during a general discontinuance of postal service due to strike, lockout, or otherwise (in which case such notice, request, waiver or other communication shall be effectively given upon receipt) and addressed to the party to be notified as set forth above; or (d) two (2) business days after deposit with a national overnight delivery service, postage prepaid, addressed to the party to be notified as set forth above with next-business-day delivery guaranteed. A party may change its or his notice address given above by giving the other party ten (10) days’ written notice of the new address in the manner set forth above.

15.                                 Severability.  In the event that any one or more of the provisions or portion thereof contained in this Award shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Award, and this Award shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

16.                                 Entire Agreement.  Subject to the terms and conditions of the Plan, this Award expresses the entire understanding and agreement of the parties with respect to the subject matter.  This Award may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

17.                                 Headings and Capitalized Terms.  Paragraph headings used herein are for convenience of reference only and shall not be considered in construing this Award.  Capitalized terms used, but not defined, in this Award shall be given the meaning ascribed to them in Section 22 or the Plan, as applicable.

18.                                 Specific Performance.  In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Award, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

19.                                 No Right to Continued Retention.  Neither the establishment of the Plan nor the award of Performance Shares or Restricted Shares hereunder shall be construed as giving Employee the right to continued employment or service with the Company or any Affiliate.

20.                                 No Shareholder Rights.  The Employee shall not have voting or any other rights as a shareholder of the Company with respect to the Performance Shares awarded hereunder.  The Employee will obtain full voting and other rights as a shareholder of the Company upon the settlement of the Performance Shares in Restricted Shares.

21.                                 Acknowledgement.  Employee acknowledges that: (a) neither the Company nor any of the Company’s affiliates, officers, members, employees, agents or representatives (each a “Related Person”) has provided or is providing the undersigned with tax advice regarding the receipt and ownership of the Performance Shares or any other matter, and the Company has advised the Employee to consult with his or her own tax advisor with respect to the income tax consequences of receiving, holding and disposing of the Performance Shares and the shares of Common Stock issuable hereunder; and (b) neither the Company nor any Related Person has advised the Employee to rely on any determination by it or its representatives as to the current fair market value of the Performance Shares and the shares of Common Stock issuable hereunder and will have no liability to the Employee if the actual fair market value of the shares of Common Stock issuable hereunder exceeds the amount that the Company intends to use for tax reporting purposes.

22.                                 Special Definitions.  As used in this Award,

(a)                                  “Public Sale” means the completion of any sale of any shares of Common Stock to the public pursuant to an offering registered under the Securities Act of 1933 or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act of 1933.

(b)                                 Other capitalized terms that are not defined herein have the meaning set forth in the Plan or the Award, except where the context does not reasonably permit.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

EXHIBIT A

NOTICE OF WITHHOLDING ELECTION

GLOBAL AVIATION HOLDINGS INC.

PERFORMANCE SHARE AWARD

TO:                            Global Aviation Holdings Inc.

FROM:	SSN:

RE:                                                      Withholding Election

This election relates to the Performance Share Award identified in Paragraph 3 below. I hereby certify that:

(1)                                         My correct name and social security number and my current address are set forth at the end of this document.

(2)                                         I am (check one, whichever is applicable).

☐                                    the original recipient of the Performance Share Award.

☐                                    the legal representative of the estate of the original recipient of the Performance Share Award.

☐                                    a legatee of the original recipient of the Performance Share Award.

☐                                    the legal guardian of the original recipient of the Performance Share Award.

(3)                                         The Performance Share Award pursuant to which this election relates was issued under the Global Aviation Holdings Inc. Amended and Restated 2009 Long-Term Incentive Plan in the name of                                    for a total of                              Performance Shares. This election relates to              shares of Common Stock to be delivered upon the vesting of a portion of the Restricted Shares, provided that the numbers set forth above shall be deemed changed as appropriate to reflect stock splits and other adjustments contemplated by the applicable provisions of the Performance Share Award and the Plan.

(4)                                         I hereby elect to have certain of the Vested Shares withheld and returned to the Company, rather than delivered to me, for the purpose of having the value of such shares applied to pay minimum required federal, state and local, if any, tax withholding obligations arising from the vesting event.

The fair market value of the Vested Shares to be withheld and returned to the Company shall be equal to the minimum statutory tax withholding requirements under federal, state and local law in connection with the vesting event, reduced by the amount of any cash or certified check payment tendered by me to the Company in partial payment of such tax withholding obligations.

Exhibit 1-Page 1 of 2

(5)                                         I understand that this Withholding Election is made prior to the Vesting Date and is otherwise timely made pursuant to Section 1 of the Performance Share Award and Section 5.1 of the Plan.

(6)                                         I further understand that, if this Withholding Election is not disapproved by the Committee, the Company shall withhold from the Vested Shares a whole number of shares of Common Stock having the value specified in Paragraph 4 above.

(7)                                         The Plan has been made available to me by the Company.  I have read and understand the Plan and the provisions of the Performance Share Award and I have no reason to believe that any of the conditions therein to the making of this Withholding Election have not been met.  Capitalized terms used in this Notice of Withholding Election without definition shall have the meanings given to them in the Plan or Section 22 of the Performance Share Award, as applicable.

Dated:

Signature:

Name (Printed)

Street Address

City, State, Zip Code

Social Security Number

Exhibit 1-Page 2 of 2